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                                                                    Exhibit 99.1


ECOMETRY CORPORATION REPORTS DISMISSAL OF CLASS ACTION LAWSUIT

DELRAY BEACH, Fla.--(BUSINESS WIRE)--April 23, 2002--Ecometry(R) Corporation (Nasdaq:ECOM - NEWS), a leading provider of integrated software solutions for multi-channel commerce, today announced the dismissal of a complaint in a purported shareholder class action lawsuit against Ecometry and certain Ecometry officers and directors (In re Smith-Gardner Securities Litigation, Case No. 2000-CIV-8547). The complaint alleged that Ecometry made material misrepresentations and omissions related to the appropriate accounting for an alleged December 1999 transaction with Ecometry's customer, ToyTime.com. The U.S. District Court for the Southern District of Florida dismissed this complaint on March 19, 2002. The deadline for Plaintiffs to file an amended complaint expired on April 10, 2002. The deadline for Plaintiffs to file a notice of appeal from the order dismissing the complaint was April 18, 2002. Plaintiffs neither filed an amended complaint, nor a notice of appeal. "We have always been confident that this litigation was without merit and are pleased with its dismissal," said Wilburn W. Smith, Chairman of the Board of Directors.

About Ecometry Corporation

Ecometry is a provider of multi-channel commerce solutions worldwide. The Ecometry family of products ensures customer satisfaction throughout the multi-channel shopping and buying experience. Its flagship product, Ecometry Retail Enterprise(TM), is a customer-centric, high volume suite of business applications designed to completely automate front-end and back-end operations across multiple channels. It enables retailers to acquire, retain and manage customers, suppliers and partners from one centralized database. Headquartered in Delray Beach, Florida, Ecometry's client roster includes industry-leading retailers such as Nordstrom, Time Life, Brookstone, Zales, Hickory Farms, Levenger, KBKids.com, Nine West, Coldwater Creek, Hallmark, Urban Outfitters and RedEnvelope.com.

Safe Harbor

This news release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks and uncertainties described in the Company's prospectus dated January 29, 1999, Forms 10-K and 10-Q and other documents filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.



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CONTACT:

     Ecometry Corporation, Delray Beach
     Martin Weinbaum, 561/265-2700 ext. 4454
     Fax: 561-454-4376
     Email: mweinbaum@ecometry.com